As filed with the Securities and Exchange Commission on November 21, 2000
                                                           Registration No. 333-
==========================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------


                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                              GENESIS ENERGY, L.P.
             (Exact name of registrant as specified in its charter)


           Delaware                               76-0513049
(State or other jurisdiction of      (I.R.S. Employer Identification No.)
incorporation or organization)


                             500 Dallas, Suite 2500
                              Houston, Texas 77002
                                 (713) 860-2500
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

        GENESIS ENERGY, L.L.C. AMENDED AND RESTATED RESTRICTED UNIT PLAN
                             (Full Title of the Plan


                                Ross A. Benavides
                            Chief Financial Officer,
                          General Counsel and Secretary
                             500 Dallas, Suite 2500
                              Houston, Texas 77002
                                 (713) 860-2500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               ------------------


==========================================================================

                                                         Proposed
                                                         Maximum         Proposed Maximum
Title of Securities to be Registered  Amount to be  Offering Price Per  Aggregate Offering  Amount of
                                    Registered (2)(3)    Unit (3)           Price (2)     Registration Fee
------------------------------------ -------------- ------------------  ------------------ ---------------
Common Units representing limited
  partner interests in the Registrant
  ("Units") (1)                      120,691 Units          $4.50           $543,110         $144.00

==========================================================================

(1)Represents remaining units available for issuance under the Genesis Energy, L.L.C. Amended and Restated Restricted Unit Plan.
(2)The number of Units registered hereby is subject to adjustment to prevent dilution resulting from Unit splits, Unit dividends or similar transactions.
(3)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low price per Unit of the Registrant's Common Units on the New York Stock Exchange on November 20, 2000, as reported in The Wall Street Journal on November 21, 2000.

==========================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

  The document(s) containing the information specified in Part I for Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the "Prospectus).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

  Genesis Energy, L.P., (the "Partnership") incorporates herein by reference the following documents as of their respective dates as filed with the Securities and Exchange Commission (the "Commission") (File No. 1-12295):

  (a) the Partnership's Annual Report on Form 10-K/A for the year ended December 31, 1999;
  (b) the Partnership's Quarterly Reports on Form 10-Q for the periods ended March 31, 2000, June 30, 2000 and September 30, 2000; and
  (c) the description of the Partnership's Common Units contained in its Registration Statement on Form 8-A filed on October 9, 1996.

  All documents filed by the Partnership pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the Registration Statement and the Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or the Prospectus.

Item 4.  Description of Securities.

  The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under
Section 12 of the Exchange Act.

Item 5.  Interest of Named Experts and Counsel.

  None.

Item 6.  Indemnification of Directors and Officers.

  Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.
Section 7.7 of the Amended and Restated Partnership Agreement of the Partnership (the "Partnership Agreement") provides that to the fullest extent permitted by law, (i) the general partner of the Partnership (the "General Partner"), (ii) any former General Partner (a "Departing Partner"), and (iii) any person who is or was an officer, director, employee, agent or trustee of the Partnership, Genesis Crude Oil, L.P., or any subsidiary of the Partnership, (iv) any individual, corporation, partnership, trust, unincorporated organization, association or their entity (collectively, a "Person") who is or was a member, officer, director, employee, partner, agent or trustee of the General Partner, any Departing Partner or any such affiliate, or (v) any Person who is, or was serving at the request of the General Partner, any Departing Partner or any such affiliate as a director, officer, employee, member, partner, agent, fiduciary or trustee of another Person may be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including without limitation, legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administration or investigative, in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as (x) the General Partner, a Departing Partner or any of their affiliates, (y) an officer, director, member, employee, partner, agent or trustee of the General Partner, any Departing Partner or any of their affiliates or (z) a Person serving at the request of the Partnership in another entity in a similar capacity; provided, that in each case the indemnitee acted in good faith, in a manner which such indemnitee believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful.

  Section 7.7 of the Partnership Agreement also states that to the fullest extent permitted by law, expenses (including without limitation, reasonable legal fees and expenses) incurred by an indemnitee in defending any claim, demand action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the indemnitee to repay such amount if it shall be determined that the indemnitee is not entitled to be indemnified as authorized by the Partnership Agreement.

  Additionally, Section 7.8 of the Partnership Agreement provides that no indemnitee shall be liable for monetary damages to the Partnership, the limited partners of the Partnership or any other Persons who have acquired interests in common or preference units of the Partnership, for losses sustained or liabilities incurred as a result of any act or omission if such indemnitee acted in good faith.

Item 7.  Exemption from Registration Claimed.

  The information required by Item 7 is not applicable to this Registration Statement.

Item 8.  Exhibits.

   Exhibit
   Number  Description
   ------  ------------
   5.1 Opinion of Andrews & Kurth L.L.P. as to the validity of the securities being registered.
   23.1  Consent of Arthur Andersen LLP
   23.5  Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).
   24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).
   99.1  Genesis Energy, L.L.C. Amended and Restated Restricted Unit Plan.

Item 9.  Undertakings.

  (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) To reflect in the prospectus any facts or events arising after the effective date on the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statements;

       (iii) To include any material information with respect to the plan of distribution to previously disclosed in the registration statement of any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officer and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on November 21, 2000.

                                    GENESIS ENERGY, L.P.

                               By:  Genesis Energy, L.L.C., as General Partner

                               By:  /s/ Mark J. Gorman
                                    --------------------------------
                                    Mark J. Gorman
                                    Chief Executive Officer and President

                                POWER OF ATTORNEY

   Each person whose individual signature appears below hereby authorizes Mark
J. Gorman and Ross A. Benavides, and each of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

   Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                    Title                 Date
      ----------                   -----                 ----

   /s/Mark J. Gorman     Director, Chief Executive Officer    November 15, 2000
   --------------------          and President
    Mark J. Gorman       (Principal Executive Officer)


   /s/Ross A. Benavides     Chief Financial Officer,          November 15, 2000
   --------------------       General Counsel and
   Ross A. Benavides               Secretary
                            (Principal Financial and
                              Accounting Officer)

   /s/A. Richard Janiak    Chairman of the Board and          November 15, 2000
   --------------------             Director
   A. Richard Janiak

                                  Director
   --------------------
   Herbert I. Goodman

                                  Director
   --------------------
   J. Conley Stone

   /s/Michael A. Peak             Director                    November 15, 2000
   --------------------
   Michael A. Peak

   /s/Robert T. Moffett           Director                    November 15, 2000
   --------------------
   Robert T. Moffett

   /s/John P. vonBerg    Vice Chairman, Director, and         November 15, 2000
   --------------------      Executive Vice President,
   John P. vonBerg      Trading and Price Risk Management

                                INDEX TO EXHIBITS

Exhibit
Number Description
-------   ------------
5.1 Opinion of Andrews & Kurth L.L.P. as to the validity of the securities being registered.
23.1   Consent of Arthur Andersen LLP
23.5   Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).
24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).
99.1   Genesis Energy, L.L.C. Amended and Restated Restricted Unit Plan.